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                                Exhibit 23(d)(2)

                      Form of Investment Advisory Agreement

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                      FORM OF INVESTMENT ADVISORY AGREEMENT

      THIS INVESTMENT ADVISORY AGREEMENT (the "Agreement") is made as of the ___

day of ________, 200_, by and between VAN WAGONER FUNDS, INC., a Maryland corporation (the "Company"), on behalf of the Van Wagoner Growth Opportunities

Fund (the "Fund") and VAN WAGONER CAPITAL MANAGEMENT, INC., a California

corporation (the "Adviser").


                                   WITNESSETH:

      WHEREAS, the Company is an open-end management investment company,

registered with the Securities and Exchange Commission as such under the

Investment Company Act of 1940, as amended (the "Investment Company Act"); and


      WHEREAS, the Adviser is registered as an investment adviser under the

Investment Advisers Act of 1940, as amended (the "Advisers Act"), and is engaged in the business of supplying investment advice, investment management and administrative services; and


      WHEREAS, the Company desires to retain the Adviser to render investment advice and management services to the Fund pursuant to the terms and provisions of this Agreement, and the Adviser is interested in furnishing said advice and services;


      NOW, THEREFORE, in consideration of the covenants and the mutual promises hereinafter set forth, the parties hereto, intending to be legally bound hereby,

mutually agree as follows:


      1. Appointment of Adviser. The Company hereby employs the Adviser and the

Adviser hereby accepts such employment, to render investment advice and management services


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with respect to the assets of the Fund for the period and on the terms set forth in this Agreement, subject to the supervision and direction of the Company's

Board of Directors.


      2. Duties of Adviser.


         (a) General Duties. The Adviser shall supervise and manage the investment portfolio of the Fund, and, subject to such policies as the Board of

Directors of the Company may determine, direct the purchase and sale of investment securities in the management of the Fund. Nothing herein contained shall be deemed to require the Company to take any action contrary to its

Articles of Incorporation, as amended, restated or supplemented from time to time, or any applicable statute or regulation, or to relieve or deprive the board of directors of the Company of its responsibility for and control of the affairs of the Fund.


         (b) Brokerage. The Adviser, subject to the control and direction of the

Company's Board of Directors, shall have authority and discretion to select brokers and dealers to execute portfolio transactions for the Fund and for the selection of the markets on or in which the transactions will be executed. In placing the Fund's securities trades, it is recognized that the Adviser will give primary consideration to securing the most favorable price and efficient execution, so that the Fund's total cost or proceeds in each transaction will be the most favorable under all the circumstances. Within the framework of this policy, the Adviser may consider the financial responsibility, research and investment information, and other services provided by brokers or dealers who may effect or be a party to any such transaction or other transactions to which other clients of the Adviser may be a party.


      It is also understood that it is desirable for the Fund that the Adviser have access to investment and market research and securities and economic analyses provided by brokers and others. It is also understood that brokers providing such services may execute brokerage


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transactions at a higher cost to the Fund than might result from the allocation of brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, the purchase and sale of securities for the

Fund may be made with brokers who provide such research and analysis, subject to review by the Company's Board of Directors from time to time with respect to the extent and continuation of this practice to determine whether the Fund benefits,

directly or indirectly, from such practice. The Adviser shall provide such reports as the Company's Board of Directors may reasonably request with respect to the Fund's total brokerage and the manner in which that brokerage was allocated. It is understood by both parties that the Adviser may select broker-dealers for the execution of the Fund's portfolio transactions who provide research and analysis as the Adviser may lawfully and appropriately use in its investment management and advisory capacities, whether or not such research and analysis may also be useful to the Adviser in connection with its services to other clients.

      Certain brokers and dealers may offer programs that effectively  result in a reduction of the Fund's operating expenses (as described in Section 7 hereof).

Provided that the Adviser reasonably believes such brokers or dealers offer best execution (as  discussed  above in this Section 2), and subject to the Company's

Board of Directors' general  supervision of brokerage directed for this purpose,

the Adviser may lawfully direct the Fund's brokerage for the purpose of reducing

Fund expenses.

      On occasions when the Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as of other clients, the Adviser, to the extent permitted by applicable laws and regulations, may aggregate the securities to be so purchased or sold in order to obtain the most favorable price or lower brokerage commissions and the most efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients.


      3. Best Efforts and Judgment. The Adviser shall use its best judgment and efforts in rendering the advice and services to the Fund as contemplated by this

Agreement.


      4. Independent Contractor. The Adviser shall, for all purposes herein, be deemed to be an independent contractor, and shall, unless otherwise expressly provided and authorized to


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do so, have no authority to act for or represent the Company or the Fund in any way, or in any way be deemed an agent for the Company or for the Fund. However,

one or more shareholders, officers, directors or employees of the Adviser may serve as directors and/or officers of the Company, but without compensation or reimbursement of expenses for such services from the Company.


      5. Adviser's Personnel. The Adviser shall, at its own expense, maintain such staff and employ or retain such personnel and consult with such other persons as it shall from time to time determine to be necessary to the performance of its obligations under this Agreement. Without limiting the generality of the foregoing, the staff and personnel of the Adviser shall be deemed to include persons employed or retained by the Adviser to furnish statistical information, research, and other factual information, advice regarding economic factors and trends, information with respect to technical and scientific developments, and such other information, advice and assistance as the Adviser or the Company's Board of Directors may desire and reasonably request.


      6. Reports by Fund to Adviser. The Fund will from time to time furnish to the Adviser detailed statements of its investments and assets, and information as to its investment objective and needs, and will make available to the Adviser such financial reports, proxy statements, legal and other information relating to the Fund's investments as may be in its possession or available to it,

together with such other information as the Adviser may reasonably request.


      7. Expenses. The Adviser, at its own expense and without reimbursement from the Company or the Fund, shall furnish office space, and all necessary office facilities, equipment


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and executive personnel for managing the investments of the Fund. The Adviser shall not be required to pay any expenses of the Fund except as provided herein.


      The expenses of the Fund's operations borne by the Fund include by way of illustration and not limitation, directors' fees paid to those directors who are not officers of the Company, the costs of preparing and printing registration statements required under the Securities Act of 1933 and the Investment Company

Act (and amendments thereto), the expense of registering its shares with the

Securities and Exchange Commission and in the various states, the printing and distribution cost of prospectuses mailed to existing shareholders, the cost of stock certificates (if any), director and officer liability insurance, reports to shareholders, reports to government authorities and proxy statements,

interest charges, taxes, legal expenses, salaries of administrative and clerical personnel, association membership dues, auditing and accounting services,

insurance premiums, brokerage and other expenses connected with the execution of portfolio securities transactions, fees and expenses of the custodian of the

Fund's assets, expenses of calculating the net asset value and repurchasing and redeeming shares, printing and mailing expenses, charges and expenses of dividend disbursing agents, registrars and stock transfer agents and the cost of keeping all necessary shareholder records and accounts.


      8. Investment Advisory and Management Fee.

         (a) The Fund shall pay to the Adviser, and the Adviser agrees to accept, as full compensation for all administrative and investment management and advisory services furnished or provided to the Fund pursuant to this

Agreement, a management fee as set forth in the Fee Schedule attached hereto as

Appendix A, as may be amended in writing from time to time by the Company and the Adviser. The management fee shall be accrued daily by the Fund and paid to the Adviser upon its request.


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            The initial fee under this Agreement shall be payable on the first business day of the first month following the effective date of this Agreement and shall be prorated as set forth below. If this Agreement is terminated prior to the end of any month, the fee to the Adviser shall be prorated for the portion of any month in which this Agreement is in effect which is not a complete month according to the proportion which the number of calendar days in the month during which the Agreement is in effect bears to the number of calendar days in the month, and shall be payable within ten (10) days after the date of termination.

         (b) Fee Reduction. The Adviser may, but is not required to, reduce all or a portion of its fees and/or reimburse a Fund for other expenses in order to decrease the operating expenses of a Fund. Any such reduction, reimbursement, or payment (collectively "subsidies") shall be applicable only to such specific subsidy and shall not constitute an agreement to continue such subsidy in the future. Any such subsidy will be agreed to prior to accrual of the related expense or fee and will be estimated daily and reconciled and paid on a monthly basis. The Adviser may also agree contractually to limit a Fund's operating expenses. To the extent such an expense limitation has been agreed to by the

Adviser and such limit has been disclosed to shareholders of a Fund in the

Prospectus, the Adviser may not change the limitation without first disclosing the change in an updated Prospectus.


            The Adviser may seek reimbursement of any subsidies made by the

Adviser either voluntarily or pursuant to contract. The reimbursement of any subsidy must be approved by the Company's Board of Directors and must be sought no later than the end of the third fiscal year following the year to which the subsidy relates. The Adviser may not request or receive reimbursement for any subsidies before payment of a Fund's operating expenses for the current


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year and cannot cause a Fund to exceed any more restrictive limitation to which the Adviser has agreed in making such reimbursement.

         (c) The Adviser may agree not to require payment of any portion of the compensation or reimbursement of expenses otherwise due to it pursuant to this

Agreement prior to the time such compensation or reimbursement has accrued as a liability of the Fund. Any such agreement shall be applicable only with respect to the specific items covered thereby and shall not constitute an agreement not to require payment of any future compensation or reimbursement due to the

Adviser hereunder.

      9. Fund Share Activities of Adviser's Directors, Partners, Officers and

Employees. The Adviser agrees that neither it nor any of its directors,

partners, officers or employees shall take any short position in the shares of the Fund. This prohibition shall not prevent the purchase of such shares by any of the officers and partners or bona fide employees of the Adviser or any trust,

pension, profit-sharing or other benefit plan for such persons or affiliates thereof, at a price not less than the net asset value thereof at the time of purchase, as allowed pursuant to rules promulgated under the Investment Company

Act.


      10. Conflicts with Company's Governing Documents and Applicable Laws.

Nothing herein contained shall be deemed to require the Company or the Fund to take any action contrary to the Company's Articles of Incorporation, By-Laws, or

any applicable statute or regulation, or to relieve or deprive the Board of

Directors of the Company of its responsibility for and control of the conduct of the affairs of the Company and Fund.


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      11. Liability of the Adviser and the Fund.

         (a) In the absence of willful misfeasance, bad faith, gross negligence,

or reckless disregard of the obligations or duties hereunder on the part of the

Adviser, the Adviser shall not be subject to liability to the Company or the

Fund or to any shareholder of the Fund for any act or omission in the course of,

or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security by the Fund;

provided, however, that this provision shall not be construed as a waiver or limitation of any rights which the Company or the Fund may have under applicable federal securities laws.


         (b) The Fund shall indemnify and hold harmless the Adviser, its general partner and the shareholders, directors, officers and employees of each of them

(any such person, an "Indemnified Party") against any loss, liability, claim,

damage or expense (including the reasonable cost of investigating and defending any alleged loss, liability, claim, damage or expenses and reasonable counsel fees incurred in connection therewith) arising out of the Indemnified Party's performance or non-performance of any duties under this Agreement provided,

however, that nothing herein shall be deemed to protect any Indemnified Party against any liability to which such Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties under this Agreement.


         (c) The Adviser agrees to defend, indemnify and hold harmless the

Company and the Fund, and the shareholders, directors, officers and employees of each of them against any loss, liability, claim, damage or expense (including without limitation the reasonable cost of investigating and defending any alleged loss, liability, claim, damage or expenses and reasonable counsel fees incurred in connection therewith) arising out of their performance or non-


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performance of any duties under, or the execution of, this Agreement; provided,

however, that nothing herein shall be deemed to protect any of them against any liability to which they would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties under this Agreement.


         (d) No provision of this Agreement shall be construed to protect any

Director or officer of the Company, or partner or officer of the Adviser, from liability in violation of Sections 17(h) and (i) of the Investment Company Act.


      12. Exclusivity. The services of the Adviser to the Fund hereunder are not to be deemed exclusive and the Adviser shall be free to furnish similar services to others as long as the services hereunder are not impaired thereby. Although the Adviser has agreed to permit the Fund and the Company to use the name "Van

Wagoner", if they so desire, it is understood and agreed that the Adviser reserves the right to use and to permit other persons, firms or corporations,

including investment companies, to use such name, and that the Fund and the

Company will not use such name if the Adviser ceases to be the Fund's sole investment adviser. During the period that this Agreement is in effect, the

Adviser shall be the Fund's sole investment adviser.


      13. Term. This Agreement shall become effective on the date that is the latest of (1) the execution of this Agreement, (2) the approval of this

Agreement by the Board of Directors of the Company and (3) the requisite approval of this Agreement by the shareholders of the Fund. This Agreement shall remain in effect for a period of two (2) years, unless sooner terminated as hereinafter provided. This Agreement shall continue in effect thereafter for additional periods not exceeding one (l) year so long as such continuation is approved for the Fund at least annually


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by (i) the Board of Directors of the Company or by the vote of a majority of the outstanding voting securities of the Fund and (ii) the vote of a majority of the

Directors of the Company who are not parties to this Agreement nor interested persons thereof, cast in person at a meeting called for the purpose of voting on such approval.


      14. Termination. This Agreement may be terminated by the Company on behalf of any one or more of the Fund at any time without payment of any penalty, by the Board of Directors of the Company or by vote of a majority of the outstanding voting securities of a Fund, upon sixty (60) days' written notice to the Adviser, and by the Adviser upon sixty (60) days' written notice to a Fund.


      15. Termination by Assignment. This Agreement shall terminate automatically in the event of any transfer or assignment thereof, as defined in the Investment Company Act.


      16. Transfer, Assignment. This Agreement may not be transferred, assigned,

sold or in any manner hypothecated or pledged without the affirmative vote or written consent of the holders of a majority of the outstanding voting securities of the Fund.


      17. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute or rule, or shall be otherwise rendered invalid, the remainder of this Agreement shall not be affected thereby.


      18. Definitions. The terms "majority of the outstanding voting securities"

and "interested persons" shall have the meanings as set forth in the Investment

Company Act.


      19. Notice of Limited Liability. The Adviser agrees that the Company's obligations under this Agreement shall be limited to the Fund and to their assets, and that the Adviser shall


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not seek satisfaction of any such obligation from the shareholders of the Fund nor from any director, officer, employee or agent of the Company or the Fund.


      20. Captions. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.


      21. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without giving effect to the conflict of laws principles thereof; provided that nothing herein shall be construed to preempt, or to be inconsistent with, any federal law, regulation or rule, including the Investment Company Act and the Advisers Act and any rules and regulations promulgated thereunder.


      22. Nonpublic Personal Information. Notwithstanding any provision herein to the contrary, the Adviser agrees on behalf of itself and its directors,

officers, and employees (1) to treat confidentially and as proprietary information of the Company (a) all records and other information relative to the series of the Company and their prior, present, or potential shareholders (and clients of said shareholders) and (b) any Nonpublic Personal Information, as defined under Section 248.3(t) of Regulation S-P ("Regulation S-P"), promulgated under the Gramm-Leach-Bliley Act (the "G-L-B Act"), and (2) not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, or as otherwise permitted by the privacy policies adopted by the Company, the G-L-B Act or Regulation S-P, except after prior notification to and approval in writing by the Company. Such written approval shall not be unreasonably withheld by the Company and may not be withheld where the Adviser may be exposed to civil or criminal contempt proceedings for failure to


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comply after being requested to divulge such information by duly constituted authorities, or when so requested by the Company.


      23. Anti-Money Laundering Compliance. The Adviser acknowledges that, in compliance with the Bank Secrecy Act, as amended, and implementing regulations

("BSA"), the Fund has adopted an Anti-Money Laundering Policy. The Adviser agrees to comply with the Fund's Anti-Money Laundering Policy and the BSA, as the same may apply to the Adviser, now and in the future. The Adviser further agrees to provide to the Fund and/or the Company such reports, certifications and contractual assurances as may be requested by the Fund or the Company. The

Company and the Fund may disclose information respecting the Adviser to governmental and/or regulatory or self-regulatory authorities to the extent required by applicable law or regulation and may file reports with such authorities as may be required by applicable law or regulation.


      24. Certifications; Disclosure Controls and Procedures. The Adviser

acknowledges that, in compliance with the Sarbanes-Oxley Act of 2002, and the implementing regulations promulgated thereunder, the Fund is required to make certain certifications and has adopted disclosure controls and procedures. To the extent reasonably requested by the Company or the Fund, the Adviser agrees to use its best efforts to assist the Company and the Fund in complying with the

Sarbanes-Oxley Act and implementing the Fund's disclosure controls and procedures. The Adviser agrees to inform the Company and the Fund of any material development related to the Company or the Fund that the Adviser reasonably believes is relevant to the certification obligations of the Fund under the Sarbanes-Oxley Act.


      25. Code of Ethics. The Adviser (i) has adopted a written code of ethics pursuant to Rule 17j-1 under the Investment Company Act; (ii) has provided the

Fund with a copy of


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evidence of the adoption of the code of ethics by the Adviser; and (iii) will make such reports to the Fund as are required by Rule 17j-1 under the Investment

Company Act. The Adviser agrees to provide the Fund with any information required to satisfy the code of ethics reporting or disclosure requirements of the Sarbanes-Oxley Act and any rules or regulations promulgated by the SEC thereunder. To the extent the Adviser adopts or has adopted a separate code of ethics or amends or has amended its code of ethics to comply with such rules or regulations, the Adviser shall provide the Fund with a copy of such code of ethics and any amendments thereto.

                            [signature page follows]


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      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested by their duly authorized officers, all on the day and year first above written.


VAN WAGONER FUNDS, INC.              VAN WAGONER CAPITAL MANAGEMENT, INC.

By:                                  By:
         ------------------------            -----------------------------------

Name:                                Name:

Title:                               Title:

Date:    ___________, 200_           Date:   ___________, 200_


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                                   Appendix A
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                     Fee Schedule - Van Wagoner Funds, Inc.

Name of Fund                     Applicable Fee              Effective Date
------------                     --------------              --------------

Van Wagoner Growth        1.25% of the Fund's average      ____________, 2003
Opportunities Fund        daily net assets (+/-) up to
                          0.25% (as detailed below)
                                 of the Fund's
                            average daily net assets

The basic fee rate of 1.25% of the Fund's average daily net assets may be adjusted upward or downward (by up to 0.25% of the Fund's average daily net assets), depending on whether, and to what extent, the investment performance of the Fund, for the relevant performance period, exceeds or is exceeded by, the performance of the Lipper Mid-Cap Growth Funds Index over the same period. The performance period consists of the prior 36 months and is also referred to as a rolling 36-month period. Each 0.10% of difference of the Fund's performance compared to the performance of the Lipper Mid-Cap Growth Funds Index is multiplied by a performance adjustment of 0.025%, up to a maximum adjustment of 0.25% (as an annual rate). Thus, an annual excess performance difference of 2.50% or more between the Fund and the Lipper Mid-Cap Growth Funds Index would result in an annual maximum performance adjustment of 0.25%.

The Fund's performance is calculated based on its net asset value per share after all expenses. Similarly, the Lipper Mid-Cap Growth Funds Index is calculated as an average of mutual funds and would reflect the performance of those funds after fees and expenses. For purposes of calculating the performance adjustment, any dividends or capital gains distributions paid by the Fund are treated as if those distributions were reinvested in Fund shares at the net asset value per share as of the record date for payment.

The basic fee and the performance adjustment are calculated once per month (but accrued daily using the prior adjustment) and the entire advisory fee normally is paid monthly.

Until the Fund has operated for 36 months, it will make performance adjustments to the basic fee as follows. After the Fund has operated for 12 months, it will use a rolling 12-month performance period. After the Fund has operated for 24 months, it will switch to a rolling 24-month performance period. After the Fund has operated for 36 months, it will switch to a rolling 36-month performance period. No performance adjustment will be made in the first year of the Fund's operation. Therefore, during the first 12 months that the Adviser manages the Fund's portfolio, the advisory fee rate will be the basic fee of 1.25%.


VAN WAGONER FUNDS, INC.               VAN WAGONER CAPITAL MANAGEMENT, INC.

By:                                   By:
         ----------------------               ----------------------------------

Name:                                 Name:

Title:                                Title:

Date:    ___________, 200_            Date:   ___________, 200_


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